UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 5, 2026
Date of Report (date of earliest event reported)
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SHIFT4 PAYMENTS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39313 (Commission File Number)	84-3676340 (I.R.S. Employer Identification Number)
3501 Corporate Pkwy Center Valley, PA 18034
(Address of principal executive offices) (Zip Code)
(888) 276-2108
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001	FOUR	The New York Stock Exchange
Series A Mandatory Convertible Preferred Stock, par value $0.0001	FOUR.PRA	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.
Credit Agreement Amendment
On January 5, 2026 (the “Effective Date”), Shift4 Payments, LLC, a Delaware limited liability company (“Shift4, LLC”), and a direct subsidiary of Shift4 Payments, Inc., a Delaware corporation (the “Company”), and certain other wholly-owned subsidiaries of Shift4, LLC (the “Subsidiary Guarantors”) entered into Amendment No. 3 to Second Amended and Restated First Lien Credit Agreement (the “Amendment”), which amended the Second Amended and Restated First Lien Credit Agreement, dated as of September 5, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “Existing Credit Agreement” and, the Existing Credit Agreement, as amended by the Amendment the “Amended Credit Agreement”; capitalized terms used but not defined herein shall have the meanings assigned thereto in the Amended Credit Agreement), by and among Shift4, LLC, the subsidiary guarantors party thereto, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) to effect a repricing, as previously announced.

The Amendment effectuated a new senior secured term loan facility (the “Amendment No. 3 Refinancing Term Loans”), which refinanced and replaced in full all of the outstanding term loans under the Existing Credit Agreement. The terms of the Amendment No. 3 Refinancing Term Loans are, except as described in this Form 8-K, substantially identical to the terms applicable to the term loans under the Existing Credit Agreement. As a result of the Amendment, the applicable interest rate margin over the relevant benchmark rate on Shift4, LLC’s term loans has been, (a) in the case of term loans that bear interest with reference to the term secured overnight financing rate (“SOFR”), reduced from between 2.50% and 2.75% per annum (depending on the total net leverage ratio of Shift4, LLC and its subsidiaries) under the Existing Credit Agreement to 2.00% per annum under the Amended Credit Agreement and (b) in the case of alternate base rate loans, reduced from between 1.50% and 1.75% per annum (depending on the total net leverage ratio of Shift4, LLC and its subsidiaries) under the Existing Credit Agreement to 1.00% per annum under the Amended Credit Agreement.

Except as amended by the Amendment, the terms of the Existing Credit Agreement remain in full force and effect. All other material provisions of the Credit Agreement remain materially unchanged. As of January 5, 2026, after giving effect to the Amendment and the transactions contemplated therein, Shift4, LLC had $997,500,000.00 of outstanding borrowings of Amendment No. 3 Refinancing Term Loans under the Amended Credit Agreement and $0 of outstanding borrowings of Revolving Loans under the Amended Credit Agreement.

The above description of the Amendment is not complete and is subject to and qualified in its entirety by reference to the Amendment and the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference. The representations and warranties contained in the Amendment were made only for purposes of that amendment and as of the dates specified therein; were solely for the benefit of certain parties to the Amendment; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company, Shift4, LLC and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 3 to Second Amended and Restated First Lien Credit Agreement, dated as of January 5, 2026, by and among Shift 4, LLC, the Subsidiary Guarantors, the lenders and other financial institutions party thereto, and Goldman Sachs Bank USA, as Administrative Agent. (Filed herewith)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2026

SHIFT4 PAYMENTS, INC.

By:	/s/ Jordan Frankel
Name:	Jordan Frankel
Title:	Chief Legal Officer